EXHIBIT 22.  SUBSIDIARIES OF INNOVEX, INC.

                                             State or other jurisdiction of
Name                                         Incorporation or Organization
--------------------------------------       ------------------------------

Innovex Precision Products Corporation               Minnesota

Iconovex Corporation                                 Minnesota

Mar Acquiring Corporation                            Minnesota

Mar Engineering, Inc.                                Minnesota

Iconovex Sales Limited                               Jamaica

Innovex Prairie West, Inc.                           Minnesota